Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the annual Report of e-VideoTV, Inc.,. (the "Company") on Form 10-KSB for the twelve month period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert Dinning, Chairman and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.






March  28, 2003               /s/ Robert Dinning
-------------------              --------------------------------------------
                                 Robert Dinning
                                 Chairman and
                                 Chief Financial Officer


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  Certification of Principal Executive Officer and Principal Financial Officer
       Regarding Facts and Circumstances Relating to Exchange Act Filings

1.     I have read this annual report on Form 10-KSB of e-VideoTV, Inc.;

2. Based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report.

3. Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in the report;

4. I am:
(a) responsible for establishing and maintaining internal disclosure controls and procedures for the company;
(b) have designed such disclosure controls and procedures to ensure that material information relating to the company is made known to me by others within the company, particularly during the period in which the periodic reports are being prepared;

(c) have evaluated the effectiveness of the issuer's disclosure controls and procedures as of a date within 90 days prior to the report; and

(d) have presented in the report my conclusions about the effectiveness of their disclosure controls and procedures based on my evaluation as of that date;

5      . I have disclosed, based on our most recent evaluation to the company's auditors and the board of directors:

(a) all significant deficiencies in the design or operation of internal controls which could adversely affect the company's ability to record, process, summarize, and report financial data and have identified for the company's auditors any material weaknesses in internal controls; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the company's internal controls; and

6. I have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


BY:   /s/ Robert Dinning                     Subscribed and sworn to
      -----------------------------------    before me this 31st day of
      Robert Dinning, Chairman and C.F.O.    March 2003
      (Principal Executive Officer) and
      (Principal Financial Officer)

DATE: March 31, 2003
      ------------------                     /s/
                                             -------------------------
                                                 Notary Public

                                                 My Commission Expires:


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